Exhibit 3.1

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Staffing 360 Solutions, Inc.
Name of **merging** entity

Jurisdiction	Entity type *
Nevada	Corporation

Name of **merging** entity

Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

and,

Staffing 360 Solutions, Inc.
Name of **surviving** entity

Jurisdiction	Entity type *
Delaware	Corporation

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn: Corporate Secretary

c/o: Staffing 360 Solutions, Inc.
641 Lexington Avenue
27th Floor
New York, NY 10022

3) Choose one:

☑ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

Barbara K. Cegavske Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger Pursuant to NRS 92A.200 Page 3 BLACK INK ONLY - DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY(b) The plan was approved by the required consent of the owners of *:Name  of merging entity,  if applicable Name  of merging entity,  if applicable Name  of merging entity,  if applicable Name  of merging entity,  if applicableand, or;Name  of surviving entity,  if applicable* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger. Staffing 360 Solutions, Inc.

Barbara K. Cegavske Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger Pursuant to NRS 92A.200 Page 4 USE BLACK INK ONLY - DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):The plan of merger has been approved by the directors of the corporation  and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.Name  of merging entity,  if applicable Name  of merging entity,  if applicable Name  of merging entity,  if applicableName  of merging entity,  if applicable and, or;Name  of surviving entity,  if applicable

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☑ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: June 15, 2017 **Time:** 5:00 p.m. Eastern Time

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

Barbara K. Cegavske Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger Pursuant to NRS 92A.200 Page 6 USE BLACK INK ONLY - DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY8) Signatures - Must be signed by:  An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; Staffing 360 Solutions, Inc. A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.Name of merging entityX Signature Title DateName of merging entity X Signature Title Date Name of merging entityX Signature Title DateName of merging entity X Signature Title Date and,Name of surviving entityX Signature Title Date* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS92A.230).  Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Brendan Flood Executive Chairmen 6/15/2017 Director